Electra Therapeutics Reports Third Quarter 2026 Financial Results and Recent Portfolio Highlights

Ipsoprubart Advancing in Global Registrational Program as Potential First Treatment for sHLH Broadly; Enrollment Completion Expected in Second Half of 2027

Ipsoprubart Therapeutic Expansion Underway in Phase 1 Trial for T/NK Cell Malignancies, with Initial Data Expected in the Second Half of 2027

ELA822 Healthy Volunteer Data Expected in the First Half of 2027, with Patient Trial Initiation Planned for Mid-2027

Completed $350 Million IPO to Fund Advancement of SIRP-Targeting Portfolio

SOUTH SAN FRANCISCO, Calif., Nov. 12, 2026 -- Electra Therapeutics, Inc. (Nasdaq: ETRA), a late clinical-stage biopharmaceutical company focused on pioneering a new class of precision medicines for the treatment of immune-mediated diseases and cancer, today reported financial results for the third quarter ended September 30, 2026 and provided an overview of its portfolio and recent business highlights.

“Our recent IPO positions Electra to build on our first-mover advantage in SIRP-targeted precision immune cell depletion,” said Kathy Dong, PharmD, MBA, President and Chief Executive Officer of Electra Therapeutics. “Our deep expertise in SIRP biology and proprietary library of SIRP-targeting antibodies enable us to selectively address distinct pathogenic immune cell populations, creating therapeutic optionality across immune-mediated diseases and cancer. Building on compelling clinical data in sHLH, we are advancing ipsoprubart through a global registrational program and evaluating its potential in T/NK cell malignancies. With ELA822 now in Phase 1, we are advancing multiple programs with the potential to benefit patients and create value for our stakeholders. We anticipate several important milestones in 2027, including ELA822 healthy volunteer data expected in the first half of the year, followed by ipsoprubart data in T/NK cell malignancies and completion of enrollment in the sHLH registrational program in the second half.”

Electra’s novel approach targets signal regulatory proteins (SIRP), a family of cell surface receptors whose expression increases upon activation in specific immune cell populations. This approach is designed to selectively deplete disease-driving immune cells while preserving normal immune function. By offering a more targeted alternative to broad immunosuppression, this approach has the potential to bring greater precision to the treatment for immune-mediated diseases, much as precision oncology has transformed cancer care.

Portfolio Overview

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Ipsoprubart Global Registrational Development for sHLH: The company’s lead product candidate, ipsoprubart, is a novel pan-SIRP monoclonal antibody in development for secondary hemophagocytic lymphohistiocytosis (sHLH), designed to selectively deplete the pathogenic SIRPα/b1-positive myeloid cells and SIRPg-positive T cells characteristic of sHLH.

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In a Phase 1b trial, ipsoprubart was generally well tolerated and demonstrated 100% overall survival at eight weeks and a 100% overall response rate at the week four assessment in 12 frontline patients with malignancy-associated HLH, the largest subset of sHLH and the population with the poorest outcomes.
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The company’s global registrational program comprises SURPASS, a Phase 2/3 trial in newly diagnosed, treatment-naïve sHLH patients, and COMPASS, a retrospective natural history study designed to provide an external control comparator, with enrollment completion expected in the second half of 2027.

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ASH Abstract Acceptances: Two abstracts, including an analysis of healthcare claims data and preclinical data on SIRPα/β1/γ expression in pathogenic immune cells, have been accepted for poster presentations at the 2026 American Society of Hematology Annual Meeting (ASH) on December 13, 2026, from 6:00–8:00 p.m. CT. Presentation details are as follows:
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Title: Increasing burden of secondary hemophagocytic lymphohistiocytosis in the United States: A national-claims analysis of associated conditions, treatments, and care patterns, 2016-2025
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Abstract number: 4454
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Session: 905. Outcomes Research: Non-Malignant Conditions Excluding Hemoglobinopathies: Poster II
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Title: SIRPα/β1/γ expression is enriched on pathogenic immune cell populations in adults with secondary hemophagocytic lymphohistiocytosis
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Abstract number: 2965
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Session: 201. Granulocytes, Monocytes, and Macrophages: Poster II

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Ipsoprubart for T Cell Malignancies: Ipsoprubart is also being evaluated as single-agent therapy in patients with relapsed/refractory T/NK cell malignancies.
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Among eight sHLH patients with underlying T- or B-cell lymphomas and available objective tumor response assessments across the Phase 1b trial and Expanded Access Program, all eight patients had an objective tumor response and seven had complete responses.
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Based on this anti-tumor activity, the company is conducting an ongoing Phase 1 trial in patients with relapsed/refractory T/NK malignancies, with initial data expected in the second half of 2027.

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ELA822 for Chronic Immune and Inflammatory Diseases: ELA822 is a novel SIRPγ-specific antibody in development for chronic T cell-mediated immune and inflammatory diseases, designed to selectively deplete activated, pathogenic T cells while sparing naïve and regulatory T cells.

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In nonclinical models of giant cell arteritis and graft-versus-host disease, ELA822 reduced cytotoxic T cell infiltration into tissues and inflammatory cytokine production, with improvements in disease activity and survival.
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In September 2026, Electra initiated a randomized, placebo-controlled Phase 1 trial of ELA822 in healthy volunteers, with data expected in the first half of 2027. The company plans to initiate a first-in-disease trial in patients with T cell-mediated immune disorders in mid-2027, subject to regulatory approval.

Third Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents, and marketable securities totaled $402.5 million as of September 30, 2026, including $320.0 million in net proceeds from the company’s September 2026 IPO, after deducting underwriting discounts, commissions and other offering expenses paid or payable. Electra expects its current cash position to support planned operations into 2029.
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R&D Expenses: Research and development (R&D) expenses were $17.3 million for the third quarter of 2026.
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G&A Expenses: General and administrative (G&A) expenses were $7.8 million for the third quarter of 2026.
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Net Loss: Net loss totaled $23.9 million for the third quarter of 2026.

About Electra Therapeutics

Electra Therapeutics is a late clinical-stage biopharmaceutical company focused on pioneering a new class of precision medicines for the treatment of immune-mediated diseases and cancer. The company’s novel approach targets signal regulatory proteins (SIRP), a family of cell surface receptors whose expression is restricted to specific immune cell populations and increases upon activation, to enable selective depletion of disease-driving cells while preserving normal immune function. The company’s lead product candidate, ipsoprubart (ELA026), is a novel pan-SIRP monoclonal antibody currently in a global registrational program for secondary hemophagocytic lymphohistiocytosis (sHLH), a severe hyperinflammatory syndrome for which there are no broadly approved therapies and survival has remained consistently poor over the past two decades. Ipsoprubart is also being evaluated in a Phase 1 clinical trial in patients with relapsed/refractory T/NK cell malignancies. ELA822, the company’s second clinical-stage product candidate, is a novel SIRPγ-specific antibody being developed for a broad range of chronic T cell-mediated immune and inflammatory diseases. For more information, please visit electra-therapeutics.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the therapeutic potential of ipsoprubart (ELA026) and ELA822; the design, timing and results of clinical trials, including anticipated enrollment completion and data readouts; regulatory plans; and the period through which Electra expects its cash to fund operations. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “will” and similar expressions identify forward-looking statements. These statements reflect management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially. These include:

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the uncertainty of clinical development;
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the risk that results from early or small trials may not predict later results;
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delays in patient enrollment, particularly in rare diseases;
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whether regulators will accept Electra’s registrational program design, including its external control study, to support approval;
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reliance on third parties for manufacturing and clinical trials;
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Electra’s ability to protect its intellectual property;
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Electra’s history of losses and need for additional capital.

These and other risks are described under “Risk Factors” in Electra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and its other SEC filings. Forward-looking statements speak only as of the date of this release. Electra undertakes no obligation to update them, except as required by law.

Contacts:

Investor Contact:
Renee Leck, THRUST
Renee@thrustsc.com

Media Contact:
Sarah Sutton, THRUST
sarah@thrustsc.com

Condensed Statements of Operations

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$17,268	$14,901	$58,905	$33,693
General and administrative	7,793	1,813	16,386	7,734
General and administrative – related party	—	308	—	964
Total operating expenses	25,061	17,022	75,291	42,391
Loss from operations	(25,061)	(17,022)	(75,291)	(42,391)
Other income (expense), net:
Interest income	1,133	232	2,453	569
Interest expense – related party	—	(1,293)	—	(1,620)
Other income (expense)	—	(9)	(2)	(11)
Total other income (expense), net	1,133	(1,070)	2,451	(1,062)
Net loss	$(23,928)	$(18,092)	$(72,840)	$(43,453)
Deemed dividend to Series C redeemable convertible preferred stockholders	—	—	(9,675)	—
Net loss attributable to common stockholders	$(23,928)	$(18,092)	$(82,515)	$(43,453)
Net loss per share attributable to common stockholders, basic and diluted	$(3.47)	$(616.86)	$(35.24)	$(1,481.57)
Weighted-average common shares outstanding, basic and diluted	6,889,670	29,329	2,341,239	29,329

Condensed Balance Sheets

(Unaudited)

	September 30,	December 31,
	2026	2025
Cash, cash equivalents and marketable securities	$402,535	$86,518
Working capital (1)	389,954	85,760
Total assets	410,822	99,368
Total liabilities	17,917	11,208
Convertible preferred stock	—	251,602
Common Stock	6	—
Accumulated deficit	(245,818)	(172,978)
Total stockholders’ equity (deficit)	392,905	(163,442)

1. Working capital is defined as total current assets less total current liabilities. See our financial statements and the related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 for further details regarding our current assets and current liabilities.